Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2009

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2009

(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 23, 2009. We have reclassified certain prior period amounts to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

National City Corporation Acquisition

On December 31, 2008, we acquired National City Corporation (“National City”). The accompanying period-end balance sheet includes National City’s assets and liabilities beginning December 31, 2008. Our average balance sheet and income statement includes National City’s balances beginning January 1, 2009. Other financial information reported follows this same convention except that period-end disclosures in the business segment portions of this financial supplement do not include National City at December 31, 2008 unless otherwise noted.

During the first six months of 2009, more information, such as appraisals, contracts, legal documentation, and additional borrower data, was obtained which impacted the estimated fair value of assets acquired and liabilities assumed as of December 31, 2008. This information resulted in adjustments to the purchase price allocation as presented in the table below.

National City Acquisition - Summary Purchase Price Allocation

Three months ended - in billions	June 30, 2009	March 31, 2009
Excess of fair value of adjusted net assets acquired over purchase price - beginning of period	$0.0	$(1.3)
Additional fair value marks on acquired loans - December 31, 2008 (a)	0.6	1.2
Other adjustments, net	(0.3)	0.1

Excess of purchase price over fair value of adjusted net assets acquired - end of period	$0.3	$0.0

(a)	Subsequent to December 31, 2008 additional information was obtained on the credit quality of loans as of the acquisition date. This new information resulted in additional fair value writedowns on impaired loans.

Further modifications to purchase price allocation may occur, resulting in the recognition of goodwill and liabilities in future periods.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	September 30 2008	June 30 2008	June 30 2009 (a)	June 30 2008
Interest Income
Loans	$2,203	$2,465	$993	$1,024	$1,050	$4,668	$2,121
Investment securities	672	689	476	447	419	1,361	823
Other	126	106	74	103	108	232	252

Total interest income	3,001	3,260	1,543	1,574	1,577	6,261	3,196

Interest Expense
Deposits	474	546	333	340	362	1,020	812
Borrowed funds	345	409	218	234	238	754	553

Total interest expense	819	955	551	574	600	1,774	1,365

Net interest income	2,182	2,305	992	1,000	977	4,487	1,831

Noninterest Income
Fund servicing	193	199	209	233	234	392	462
Asset management	208	189	97	180	197	397	409
Consumer services	329	316	151	153	149	645	319
Corporate services	264	245	157	198	185	509	349
Residential mortgage	245	431				676
Service charges on deposits	242	224	101	97	92	466	174
Net gains on sales of securities	182	56	2	55	8	238	49
Net other-than-temporary impairments	(155)	(149)	(174)	(129)	(9)	(304)	(9)
Other	297	55	141	(133)	206	352	276

Total noninterest income	1,805	1,566	684	654	1,062	3,371	2,029

Total revenue	3,987	3,871	1,676	1,654	2,039	7,858	3,860
Provision for credit losses	1,087	880	990	190	186	1,967	337
Noninterest Expense
Personnel	1,174	1,088	494	569	547	2,262	1,091
Occupancy	190	188	94	89	90	378	185
Equipment	194	198	92	91	94	392	176
Marketing	59	57	31	38	34	116	56
Other	1,041	797	418	344	338	1,838	630

Total noninterest expense	2,658	2,328	1,129	1,131	1,103	4,986	2,138

Income (loss) before income taxes and noncontrolling interests	242	663	(443)	333	750	905	1,385
Income taxes (benefit)	35	133	(197)	74	233	168	484

Net income (loss)	207	530	(246)	259	517	737	901

Less: Net income attributable to noncontrolling interests	9	4	2	11	12	13	19
Preferred stock dividends	119	51	21			170
Preferred stock discount accretion	14	15				29

Net income (loss) attributable to common shareholders	$65	$460	$(269)	$248	$505	$525	$882

Earnings (Loss) Per Common Share
Basic	$.14	$1.04	$(.77)	$.72	$1.46	$1.17	$2.57
Diluted	$.14	$1.03	$(.76)	$.70	$1.45	$1.16	$2.54

Average Common Shares Outstanding
Basic	451	443	348	345	344	447	342
Diluted	453	444	349	347	346	448	344

Efficiency	67%	60%	67%	68%	54%	63%	55%

Noninterest income to total revenue	45%	40%	41%	40%	52%	43%	53%

Effective income tax rate (b)	14.5%	20.1%	44.5%	22.2%	31.1%	18.6%	34.9%

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The higher effective tax rate for the fourth quarter of 2008 resulted from the net loss in that period.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2
Consolidated Balance Sheet (Unaudited)

In millions, except par value	June 30 2009 (a)	March 31 2009 (a)	December 31 2008 (a)	September 30 2008	June 30 2008
Assets
Cash and due from banks	$3,797	$3,576	$4,471	$3,060	$3,525
Federal funds sold and resale agreements (b)	1,814	1,554	1,856	1,826	3,015
Trading securities	1,925	1,087	1,725	2,273	2,163
Interest-earning deposits with banks	10,190	14,783	14,859	329	311
Other short-term investments	894	807	1,025	264	231
Loans held for sale (b)	4,662	4,045	4,366	1,922	2,288
Investment securities	49,969	46,253	43,473	31,031	31,032
Loans (b)	165,009	171,373	175,489	75,184	73,040
Allowance for loan and lease losses	(4,569)	(4,299)	(3,917)	(1,053)	(988)

Net loans	160,440	167,074	171,572	74,131	72,052
Goodwill	9,206	8,855	8,868	8,829	8,824
Other intangible assets	3,684	3,323	2,820	1,092	1,104
Equity investments	8,168	8,215	8,554	6,735	6,376
Other (b)	25,005	26,850	27,492	14,118	11,850

Total assets	$279,754	$286,422	$291,081	$145,610	$142,771

Liabilities
Deposits
Noninterest-bearing	$41,806	$40,610	$37,148	$19,255	$19,869
Interest-bearing	148,633	154,025	155,717	65,729	64,820

Total deposits	190,439	194,635	192,865	84,984	84,689
Borrowed funds
Federal funds purchased and repurchase agreements	3,921	4,789	5,153	7,448	9,230
Federal Home Loan Bank borrowings	14,777	16,985	18,126	10,466	9,572
Bank notes and senior debt	13,292	13,828	13,664	5,792	5,804
Subordinated debt	10,383	10,694	11,208	5,192	5,169
Other	2,308	2,163	4,089	3,241	2,697

Total borrowed funds	44,681	48,459	52,240	32,139	32,472
Allowance for unfunded loan commitments and letters of credit	319	328	344	127	124
Accrued expenses	3,651	3,340	3,949	2,650	3,388
Other	11,197	11,004	14,035	9,422	4,981

Total liabilities	250,287	257,766	263,433	129,322	125,654

Equity
Preferred stock (c)
Common stock - $5 par value Authorized 800 shares, issued 468, 452, 452, 357, and 357 shares	2,342	2,261	2,261	1,787	1,787
Capital surplus - preferred stock	7,947	7,933	7,918	493	492
Capital surplus - common stock and other	8,783	8,284	8,328	2,884	2,895
Retained earnings (d)	11,758	11,738	11,461	11,959	11,940
Accumulated other comprehensive loss (d)	(3,101)	(3,289)	(3,949)	(2,230)	(1,227)
Common stock held in treasury at cost: 7, 7, 9, 9, and 11 shares	(435)	(450)	(597)	(675)	(779)

Total shareholders’ equity	27,294	26,477	25,422	14,218	15,108
Noncontrolling interests	2,173	2,179	2,226	2,070	2,009

Total equity	29,467	28,656	27,648	16,288	17,117

Total liabilities and equity	$279,754	$286,422	$291,081	$145,610	$142,771

Capital Ratios (e)
Tier 1 risk-based	10.5%	10.0%	9.7%	8.2%	8.2%
Tier 1 common	5.3	4.9	4.8	5.7	5.7
Total risk-based	14.1	13.6	13.2	11.9	11.9
Leverage	9.1	8.9	17.5	7.2	7.3

(a)	Includes the impact of National City, which we acquired on December 31, 2008. In accordance with GAAP, the National City balances were reflected at fair value as of the acquisition date.
(b)	Amounts include items for which PNC has elected the fair value option. Our second quarter 2009 Form 10-Q will include additional information regarding these Consolidated Balance Sheet line items.
(c)	Par value less than $.5 million at each date.
(d)	Retained earnings at January 1, 2009 was increased $110 million upon early adoption in the first quarter of 2009 of FSP FAS 115-2 and FAS 124-2, representing the after-tax noncredit portion of other-than-temporary impairment losses recognized in net income during 2008 that has been reclassified to accumulated other comprehensive loss.
(e)	The capital ratios as of June 30, 2009 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3
Average Consolidated Balance Sheet (Unaudited)

	Three months ended					Six months ended
In millions	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	September 30 2008	June 30 2008	June 30 2009 (a)	June 30 2008
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$21,007	$23,065	$11,994	$10,744	$8,631	$22,030	$8,622
Nonagency	12,520	13,140	11,963	12,180	12,182	12,828	12,038
Commercial mortgage-backed	4,624	4,252	5,428	5,863	5,838	4,439	5,688
Asset-backed	1,985	2,031	2,768	3,522	3,363	2,008	3,106
US Treasury and government agencies	4,185	1,222	32	32	47	2,711	68
State and municipal	1,366	1,334	1,070	798	773	1,351	592
Other debt	1,012	684	320	266	211	849	148
Corporate stocks and other	386	457	358	411	385	422	439

Total securities available for sale	47,085	46,185	33,933	33,816	31,430	46,638	30,701
Securities held to maturity (b)	3,860	3,402	1,596			3,632

Total investment securities	50,945	49,587	35,529	33,816	31,430	50,270	30,701

Loans
Commercial	63,570	67,232	33,062	31,356	31,091	65,391	30,315
Commercial real estate	25,418	25,622	9,582	9,560	9,340	25,519	9,163
Equipment lease financing	6,191	6,406	2,563	2,573	2,646	6,298	2,565
Consumer	51,878	52,618	21,645	20,984	20,558	52,246	19,727
Residential mortgage	21,831	21,921	8,597	8,875	9,193	21,876	9,302

Total loans	168,888	173,799	75,449	73,348	72,828	171,330	71,072
Loans held for sale	4,757	4,521	1,915	2,146	2,350	4,640	2,978
Federal funds sold and resale agreements	1,726	1,610	1,591	2,736	2,528	1,668	2,784
Other	16,870	14,728	3,135	3,700	4,068	15,804	4,726

Total interest-earning assets	243,186	244,245	117,619	115,746	113,204	243,712	112,261
Noninterest-earning assets:
Allowance for loan and lease losses	(4,385)	(4,095)	(1,084)	(1,012)	(900)	(4,240)	(876)
Cash and due from banks	3,558	3,832	2,293	2,779	2,725	3,694	2,876
Other	38,496	36,870	24,281	25,486	26,363	37,687	26,712

Total assets	$280,855	$280,852	$143,109	$142,999	$141,392	$280,853	$140,973

Supplemental Average Balance Sheet Information (Unaudited)

Trading Assets
Securities (c) (f)	$782	$1,117	$905	$2,298	$2,471	$944	$3,177
Resale agreements (d)	1,528	1,315	1,228	1,937	1,731	1,424	2,046
Financial derivatives (e) (f)	3,304	4,350	2,937	1,775	2,028	3,800	2,420
Loans at fair value (e)	21	31	54	74	92	26	103

Total trading assets	$5,635	$6,813	$5,124	$6,084	$6,322	$6,194	$7,746

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Primarily consists of commercial mortgage-backed and asset-backed securities.
(c)	Included in “Interest-earning assets-Other” and “Noninterest-earning assets-Other” above.
(d)	Included in “Federal funds sold and resale agreements” above.
(e)	Included in “Noninterest-earning assets-Other” above.
(f)	Amounts exclude the impact of economic hedging activities, which relate primarily to residential mortgage servicing rights.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4
Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended					Six months ended
In millions	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	September 30 2008	June 30 2008	June 30 2009 (a)	June 30 2008
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$55,464	$52,828	$29,450	$28,075	$27,543	$54,153	$26,474
Demand	23,629	22,156	10,252	9,958	9,997	22,897	9,789
Savings	6,678	6,266	2,668	2,751	2,813	6,473	2,719
Retail certificates of deposit	57,357	57,970	16,767	16,456	16,791	57,662	16,673
Other time	5,259	10,670	4,798	4,393	4,686	7,950	4,250
Time deposits in foreign offices	3,348	3,832	4,748	5,141	4,112	3,588	5,069

Total interest-bearing deposits	151,735	153,722	68,683	66,774	65,942	152,723	64,974
Borrowed funds

Federal funds purchased and repurchase agreements	4,283	5,016	5,979	7,870	6,887	4,647	7,532
Federal Home Loan Bank borrowings	15,818	17,097	9,710	9,660	9,602	16,454	8,918
Bank notes and senior debt	13,688	13,384	5,120	5,772	6,621	13,537	6,687
Subordinated debt	10,239	10,439	5,090	5,088	5,132	10,339	4,891
Other	2,170	1,944	4,087	3,758	2,854	2,057	3,550

Total borrowed funds	46,198	47,880	29,986	32,148	31,096	47,034	31,578

Total interest-bearing liabilities	197,933	201,602	98,669	98,922	97,038	199,757	96,552
Noninterest-bearing liabilities and equity:
Demand and other noninterest-bearing deposits	40,965	38,489	18,809	18,193	18,045	39,734	17,804
Allowance for unfunded loan commitments and letters of credit	328	344	127	124	152	336	144
Accrued expenses and other liabilities	11,990	11,872	10,634	9,396	9,410	11,931	10,050
Equity	29,639	28,545	14,870	16,364	16,747	29,095	16,423

Total liabilities and equity	$280,855	$280,852	$143,109	$142,999	$141,392	$280,853	$140,973

Supplemental Average Balance Sheet Information (Unaudited) (Continued)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$151,735	$153,722	$68,683	$66,774	$65,942	$152,723	$64,974
Demand and other noninterest-bearing deposits	40,965	38,489	18,809	18,193	18,045	39,734	17,804

Total deposits	$192,700	$192,211	$87,492	$84,967	$83,987	$192,457	$82,778

Transaction deposits	$120,058	$113,473	$58,511	$56,226	$55,585	$116,784	$54,067

Common shareholders’ equity	$19,527	$18,405	$12,205	$13,838	$14,513	$18,969	$14,395

Trading Liabilities
Securities sold short (b) (e)	$444	$396	$530	$1,370	$1,157	$420	$1,642
Repurchase agreements and other borrowings (c)	1,928	888	318	609	691	1,420	864
Financial derivatives (d) (e)	3,218	3,653	2,954	1,806	2,051	3,584	2,460
Borrowings at fair value (d)	5	4	11	20	25	4	28

Total trading liabilities	$5,595	$4,941	$3,813	$3,805	$3,924	$5,428	$4,994

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Included in “Borrowed funds-Other” above.
(c)	Included in “Borrowed funds-Federal funds purchased and repurchase agreements” and “Borrowed funds-Other” above.
(d)	Included in “Accrued expenses and other liabilities” above.
(e)	Amounts exclude the impact of economic hedging activities, which relate primarily to residential mortgage servicing rights.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5
Details of Net Interest Margin (Unaudited)

	Three months ended					Six months ended
Net Interest Margin (a)	June 30 2009 (b)	March 31 2009 (b)	December 31 2008	September 30 2008	June 30 2008	June 30 2009 (b)	June 30 2008
Average yields/rates
Yield on interest-earning assets
Loans	5.22%	5.72%	5.22%	5.53%	5.76%	5.47%	5.96%
Investment securities	5.32	5.59	5.39	5.32	5.35	5.45	5.38
Other	2.14	2.10	4.43	4.85	5.04	2.12	4.95
Total yield on interest-earning assets	4.94	5.38	5.22	5.42	5.59	5.16	5.71
Rate on interest-bearing liabilities
Deposits	1.25	1.44	1.92	2.02	2.20	1.35	2.50
Borrowed funds	2.97	3.42	2.86	2.85	3.04	3.20	3.47
Total rate on interest-bearing liabilities	1.65	1.91	2.21	2.29	2.47	1.78	2.82

Interest rate spread	3.29	3.47	3.01	3.13	3.12	3.38	2.89
Impact of noninterest-bearing sources	.31	.34	.36	.33	.35	.32	.39

Net interest margin	3.60%	3.81%	3.37%	3.46%	3.47%	3.70%	3.28%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the six months ended June 30, 2009 and June 30, 2008 were $31 million and $19 million, respectively. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008, and June 30, 2008 were $16 million, $15 million, $8 million, $9 million, and $10 million, respectively.
(b)	Includes the impact of National City, which we acquired on December 31, 2008, including fair value yield and rate paid adjustments associated with purchase accounting.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6
Selected Consolidated Income Statement Information and Trading Revenue (Unaudited)

SELECTED CONSOLIDATED INCOME STATEMENT INFORMATION

	Three months ended			Six months ended
In millions	June 30 2009 (a)	March 31 2009 (a)	June 30 2008	June 30 2009 (a)	June 30 2008
NONINTEREST INCOME
Residential mortgage servicing hedging gains	$58	$202		$260
BlackRock LTIP shares adjustment		103	$80	103	$120
Gains (losses) on private equity and alternative investments	(29)	(122)	(36)	(151)	(9)
Trading gains (losses)	91	(11)	53	80	(23)
Gains on sales of loans	69	17	4	86	14
Hedges of deferred compensation (b)	41	(29)	8	12	(5)

NONINTEREST EXPENSE
Integration costs - primarily National City	125	52	13	177	27
FDIC insurance special assessment	133			133
Deferred compensation (b)	41	(29)	8	12	(5)

TRADING REVENUE (c)

	Three months ended			Six months ended
In millions	June 30 2009 (a)	March 31 2009 (a)	June 30 2008	June 30 2009 (a)	June 30 2008
Net interest income	$13	$19	$23	$32	$39
Noninterest income	91	(11)	53	80	(23)

Total trading revenue	$104	$8	$76	$112	$16

Securities underwriting and trading (d)	$28	$11	$19	$39	$10
Foreign exchange	21	20	17	41	33
Financial derivatives	55	(23)	40	32	(27)

Total trading revenue	$104	$8	$76	$112	$16

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Certain deferred compensation liabilities are tied to the performance of PNC common stock and other market indices. Changes in the value of these liabilities resulting from changes in the underlying indices are recorded in noninterest expense. These changes are hedged using prepaid forward contracts, which are recorded in noninterest income.
(c)	Amounts exclude the impact of economic hedging activities, which relate primarily to residential mortgage servicing rights.
(d)	Includes changes in fair value for certain loans accounted for at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7
Details of Loans (Unaudited)

In millions	June 30 2009 (b)	March 31 2009 (b)	December 31 2008 (b)	September 30 2008	June 30 2008
Commercial
Retail/wholesale	$10,141	$11,226	$11,482	$6,223	$6,451
Manufacturing	11,595	12,796	13,263	5,793	5,438
Other service providers	8,491	8,674	9,038	4,037	3,793
Real estate related (a)	8,346	8,926	9,107	6,308	6,259
Financial services	5,078	5,050	5,194	1,730	1,585
Health care	3,045	3,079	3,201	1,683	1,685
Other	13,898	15,446	17,935	6,864	5,987

Total commercial	60,594	65,197	69,220	32,638	31,198

Commercial real estate
Real estate projects	16,542	16,830	17,176	6,617	6,534
Commercial mortgage	8,323	8,590	8,560	3,047	2,912

Total commercial real estate	24,865	25,420	25,736	9,664	9,446

Equipment lease financing	6,092	6,300	6,461	2,613	2,564

TOTAL COMMERCIAL LENDING	91,551	96,917	101,417	44,915	43,208

Consumer
Home equity
Lines of credit	24,373	24,112	24,024	7,619	7,280
Installment	12,346	12,934	14,252	7,273	7,455
Education	5,340	5,127	4,211	2,672	2,138
Automobile	1,784	1,737	1,667	1,606	1,590
Credit card and other unsecured lines of credit	3,261	3,148	3,163	511	474
Other	4,833	4,910	5,172	1,831	1,848

Total consumer	51,937	51,968	52,489	21,512	20,785

Residential real estate
Residential mortgage	19,342	19,661	18,783	8,356	8,604
Residential construction	2,179	2,827	2,800	401	443

Total residential real estate	21,521	22,488	21,583	8,757	9,047

TOTAL CONSUMER LENDING	73,458	74,456	74,072	30,269	29,832

Total (c)	$165,009	$171,373	$175,489	$75,184	$73,040

(a) Includes loans to customers in the real estate and construction industries. (b) Includes the impact of National City, which we acquired on December 31, 2008.
(c) Includes SOP 03-3 purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.	$12,468	$12,739	$12,889

Details of Loans Held for Sale (Unaudited)

In millions	June 30 2009 (b)	March 31 2009 (b)	December 31 2008 (b)	September 30 2008	June 30 2008
Commercial mortgage	$1,531	$1,648	$2,148	$1,505	$1,864
Residential mortgage	2,886	2,244	1,962	99	102
Other	245	153	256	318	322

Total	$4,662	$4,045	$4,366	$1,922	$2,288

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8
Purchase Accounting Accretion and Accretable Interest (Unaudited)

VALUATION OF SOP 03-3 PURCHASED IMPAIRED LOANS

	Original December 31, 2008		Revised December 31, 2008
Dollars in billions	Balance	Fair Value Mark	Balance	Fair Value Mark
Commercial and commercial real estate loans:
Unpaid principal balance	$4.0		$6.3
Fair value mark	(2.2)	(55)%	(3.4)	(54)%

Net investment	1.8		2.9

Consumer and residential mortgage loans:
Unpaid principal balance	15.3		15.6
Fair value mark	(5.2)	(34)%	(5.6)	(36)%

Net investment	10.1		10.0

Total SOP 03-3 purchased impaired loans:
Unpaid principal balance	19.3		21.9
Fair value mark	(7.4)	(38)%	(9.0)	(41)%

Net investment	$11.9		$12.9

Subsequent to December 31, 2008, an additional $2.6 billion of acquired National City loans were identified as impaired under SOP 03-3. A total fair value mark of $1.6 billion was recorded, resulting in a $1.0 billion net investment. These impairments were effective December 31, 2008 based on additional information regarding the borrowers and credit conditions that existed as of that date. The net investment of $12.9 billion above differs from the $12.5 billion net investment at June 30, 2009 (on page 7) due to payoffs, accretion and other adjustments during the first six months of 2009.

PURCHASE ACCOUNTING ACCRETION

	Three months ended		Six months ended
In millions	March 31 2009	June 30 2009	June 30 2009
Performing loans	$322	$168	$490
Impaired loans	257	259	516
Reversal of contractual interest on impaired loans	(223)	(194)	(417)

Net impaired loans	34	65	99
Securities	31	41	72
Deposits	312	264	576
Borrowings	(85)	(52)	(137)

Total	$614	$486	$1,100

ACCRETABLE INTEREST

In billions	December 31 2008	June 30 2009
Performing loans	$2.4	$1.9
Impaired loans	3.7	3.9

Total loans (gross)	6.1	5.8
Securities	.2	.1
Deposits	2.1	1.5
Borrowings	(1.8)	(1.3)

Total	$6.6	$6.1

Adjustments related to impaired loans in the table above include purchase accounting accretion, reclassifications from non-accretable to accretable interest as a result of increases in estimated cash flows, and reductions in the accretable amount as a result of additional loan impairments as of the National City acquisition close date of December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9
Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 To 89 Days - Summary (a)

	Amount			Percent of Total Outstandings
Dollars in millions	June 30 2009	March 31 2009	Dec. 31 2008	June 30 2009	March 31 2009	Dec. 31 2008
Commercial	$773	$838	$536	1.28%	1.29%	.77%
Commercial real estate	847	760	576	3.41	2.99	2.24
Equipment lease financing	52	69	74.85		1.10	1.15
Consumer	572	615	1,103	1.10	1.18	2.10
Residential real estate	1,160	1,201	1,372	5.39	5.34	6.36

Total (b) (c)	$3,404	$3,483	$3,661	2.06%	2.03%	2.09%

(a)	Includes loans that are government insured/guaranteed, primarily residential mortgages. These loans are included in accordance with regulatory reporting requirements.
(b)	Loans acquired from National City comprised $2.8 billion of the total at June 30, 2009, $2.7 billion of the total at March 31, 2009 and $3.0 billion of the total at December 31, 2008.
(c)	Includes $1.1 billion, $1.2 billion and $1.6 billion of SOP 03-3 purchased impaired loans at June 30, 2009, March 31, 2009, and December 31, 2008, respectively.

Accruing Loans Past Due 90 Days Or More - Summary (a)

	Amount			Percent of Total Outstandings
Dollars in millions	June 30 2009	March 31 2009	Dec. 31 2008	June 30 2009	March 31 2009	Dec. 31 2008
Commercial	$286	$179	$104.47%		.27%	.15%
Commercial real estate	942	586	723	3.79	2.31	2.81
Equipment lease financing	6		2.10			.03
Consumer	373	326	419.72		.63	.80
Residential real estate	3,332	2,858	2,011	15.48	12.71	9.32

Total (d) (e)	$4,939	$3,949	$3,259	2.99%	2.30%	1.86%

(d)	Loans acquired from National City comprised $4.7 billion of the total at June 30, 2009, $3.7 billion of the total at March 31, 2009 and $3.1 billion of the total at December 31, 2008.
(e)	Includes $2.9 billion, $2.2 billion and $2.0 billion of SOP 03-3 purchased impaired loans at June 30, 2009, March 31, 2009, and December 31, 2008, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	June 30 2009	March 31 2009	December 31 2008	September 30 2008	June 30 2008
Beginning balance	$4,299	$3,917	$1,053	$988	$865
Charge-offs:
Commercial	(362)	(211)	(109)	(51)	(71)
Commercial real estate	(126)	(104)	(70)	(60)	(24)
Equipment lease financing	(50)	(23)	(1)	1	(2)
Consumer	(257)	(194)	(43)	(39)	(33)
Residential real estate	(86)		(4)	(2)

Total charge-offs	(881)	(532)	(227)	(151)	(130)
Recoveries:
Commercial	36	16	13	21	11
Commercial real estate	10	5	3	4	3
Equipment lease financing	5	5			1
Consumer	28	27	4	4	3
Residential real estate	7	48

Total recoveries	86	101	20	29	18
Net charge-offs (recoveries):
Commercial	(326)	(195)	(96)	(30)	(60)
Commercial real estate	(116)	(99)	(67)	(56)	(21)
Equipment lease financing	(45)	(18)	(1)	1	(1)
Consumer	(229)	(167)	(39)	(35)	(30)
Residential real estate	(79)	48	(4)	(2)

Total net charge-offs	(795)	(431)	(207)	(122)	(112)
Provision for credit losses (a)	1,087	880	990	190	186
Acquired allowance - National City and Sterling	(31)	(83)	2,224		20
Net change in allowance for unfunded loan commitments and letters of credit (b)	9	16	(143)	(3)	29

Ending balance	$4,569	$4,299	$3,917	$1,053	$988

Supplemental Information
Net charge-offs to average loans (For the three months ended)	1.89%	1.01%	1.09%	.66%	.62%
Allowance for loan and lease losses to total loans	2.77	2.51	2.23	1.40	1.35

Commercial lending net charge-offs	$(487)	$(312)	$(164)	$(85)	$(82)
Consumer lending net charge-offs	(308)	(119)	(43)	(37)	(30)

Total net charge-offs	$(795)	$(431)	$(207)	$(122)	$(112)

Net charge-offs to average loans
Commercial lending	2.05%	1.27%	1.44%	.78%	.77%
Consumer lending	1.68	.65	.57	.49	.41

(a)	Amounts include integration costs (conforming provision for credit losses) of $504 million in the fourth quarter of 2008 related to National City and $23 million in the second quarter of 2008 related to Sterling.
(b)	Fourth quarter of 2008 includes $154 million related to the National City conforming provision for credit losses.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	June 30 2009	March 31 2009	December 31 2008	September 30 2008	June 30 2008
Beginning balance	$328	$344	$127	$124	$152
Acquired allowance - National City and Sterling			74		1
Net change in allowance for unfunded loan commitments and letters of credit	(9)	(16)	143	3	(29)

Ending balance	$319	$328	$344	$127	$124

Net Unfunded Commitments

In millions	June 30 2009 (c)	March 31 2009 (c)	December 31 2008 (c)	September 30 2008	June 30 2008
Net unfunded commitments	$103,058	$102,821	$104,888	$57,094	$51,558

(c)	Includes the impact of National City, which we acquired on December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11
Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	June 30 2009 (a)	March 31 2009 (a)	December 31 2008 (a)	September 30 2008	June 30 2008
Nonaccrual loans
Commercial
Retail/wholesale	$171	$149	$88	$72	$58
Manufacturing	410	334	141	45	34
Other service providers	243	224	114	76	66
Real estate related (b)	322	226	151	92	70
Financial services	58	58	23	15	10
Health care	89	104	37	8	7
Other	157	119	22	5	8

Total commercial	1,450	1,214	576	313	253

Commercial real estate
Real estate projects	1,426	1,012	659	391	330
Commercial mortgage	230	200	107	49	35

Total commercial real estate	1,656	1,212	766	440	365

Equipment lease financing	120	121	97	3	4

TOTAL COMMERCIAL LENDING	3,226	2,547	1,439	756	622

Consumer
Home equity	108	75	66	22	21
Other	34	24	4	3	3

Total consumer	142	99	70	25	24
Residential real estate
Residential mortgage	595	299	139	60	48
Residential construction	69	15	14		1

Total residential real estate	664	314	153	60	49

TOTAL CONSUMER LENDING	806	413	223	85	73

Total nonaccrual loans	4,032	2,960	1,662	841	695

Total nonperforming loans	4,032	2,960	1,662	841	695
Foreclosed and other assets
Commercial lending	113	93	50	5	8
Consumer lending	387	465	469	29	30

Total foreclosed and other assets	500	558	519	34	38

Total nonperforming assets	$4,532	$3,518	$2,181	$875	$733

Nonperforming loans to total loans	2.44%	1.73%	.95%	1.12%	.95%
Nonperforming assets to total loans and foreclosed and other assets	2.74	2.05	1.24	1.16	1.00
Nonperforming assets to total assets	1.62	1.23	.75	.60	.51
Allowance for loan and lease losses to nonperforming loans	113	145	236	125	142

(a)	Amounts at June 30, 2009, March 31, 2009 and December 31, 2008 include $2.141 billion, $1.570 billion and $738 million, respectively, of nonperforming assets related to National City, which excluded those loans that we impaired in accordance with AICPA Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer.
(b)	Includes loans related to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12
Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions
January 1, 2009	$2,181
Transferred in	4,244
Charge-offs/valuation adjustments	(811)
Principal activity including payoffs	(512)
Returned to performing	(259)
Sales	(311)

June 30, 2009	$4,532

Largest Individual Nonperforming Assets at June 30, 2009 (a)

In millions
Ranking	Outstandings	Industry
1	$54	Health care
2	33	Construction
3	33	Real estate
4	29	Information services
5	27	Manufacturing
6	25	Real estate
7	25	Real estate
8	24	Real estate
9	24	Transportation
10	24	Real estate

Total	$298

As a percent of total nonperforming assets	7%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13
Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and the internet. The branch network is located primarily in Pennsylvania, New Jersey, Washington, DC, Maryland, Virginia, Delaware, Ohio, Kentucky, Indiana, Illinois, Michigan, Missouri, Florida, and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth and institutional asset management clients. Personal wealth management products and services include customized investment management, financial planning, private banking, tailored credit solutions as well as trust management and administration for affluent individuals and families. Institutional asset management provides investment management, custody, and retirement planning services. The clients served include corporations, unions and charitable endowments and foundations, located primarily in our geographic footprint. This segment includes the asset management businesses acquired with National City and the legacy PNC wealth management business previously included in Retail Banking.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint and also originates loans through joint venture partners. Mortgage loans represent loans collateralized by one-to-four-family residential real estate and are made to borrowers in good credit standing. These loans are typically underwritten to third party standards and sold to primary mortgage market aggregators (Fannie Mae, Freddie Mac, Ginnie Mae, Federal Home Loan Banks and third-party investors) with servicing retained. The mortgage servicing operation performs all functions related to servicing first mortgage loans for various investors. Certain loans originated through our joint ventures are serviced by a joint venture partner.

BlackRock is one of the largest publicly traded investment management firms in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of fixed income, cash management, equity and balanced and alternative investment products and advisory separate accounts and funds. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services globally to a broad base of clients. At June 30, 2009, our share of BlackRock’s earnings was approximately 31%.

Global Investment Servicing is a leading provider of processing, technology and business intelligence services to asset managers, broker-dealers, and financial advisors worldwide. Securities services include custody, securities lending, and accounting and administration for funds registered under the Investment Company Act of 1940 and alternative investments. Investor services include transfer agency, subaccounting, banking transaction services, and distribution. Financial advisor services include managed accounts and information management. This business segment services shareholder accounts both domestically and internationally. International locations include Ireland, Poland and Luxembourg.

Distressed Assets Portfolio includes residential real estate development loans, cross-border leases, subprime residential mortgage loans, brokered home equity loans and certain other residential real estate loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans are from acquisitions, primarily National City.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14
Summary of Business Segment Earnings and Revenue (Unaudited) (a) (b)

	Three months ended					Six months ended
In millions	June 30 2009 (c)	March 31 2009 (c)	December 31 2008	September 30 2008	June 30 2008	June 30 2009 (c)	June 30 2008
Earnings (Loss)
Retail Banking	$60	$50	$69	$36	$81	$110	$218
Corporate & Institutional Banking	111	359	(54)	89	159	470	184
Asset Management Group	8	39	22	27	34	47	71
Residential Mortgage Banking	88	221				309
Global Investment Servicing	12	10	25	34	33	22	63
Distressed Assets Portfolio	155	3				158
Other, including BlackRock (b) (d) (e)	(227)	(152)	(308)	73	210	(379)	365

Total consolidated net income (loss)	$207	$530	$(246)	$259	$517	$737	$901

Revenue
Retail Banking	$1,466	$1,441	$668	$661	$659	$2,907	$1,400
Corporate & Institutional Banking	1,290	1,295	530	440	566	2,585	881
Asset Management Group	226	250	129	142	147	476	292
Residential Mortgage Banking	325	520				845
Global Investment Servicing (f)	188	190	214	237	237	378	465
Distressed Assets Portfolio	334	344				678
Other, including BlackRock (b) (d)	158	(169)	135	174	430	(11)	822

Total consolidated revenue	$3,987	$3,871	$1,676	$1,654	$2,039	$7,858	$3,860

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our second quarter 2009 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes the impact of National City, which we acquired on December 31, 2008.
(d)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and those related to Hilliard Lyons prior to its March 31, 2008 sale, integration costs, asset and liability management activities including net securities gains or losses and certain trading activities, equity management activities, exited businesses, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(e)	The $504 million conforming provision for credit losses related to the National City acquisition was included in this business segment for the fourth quarter of 2008.
(f)	Global Investment Servicing revenue represents the sum of servicing revenue and nonoperating income (expense) less debt financing costs.

	June 30 2009 (g)	March 31 2009 (g)	December 31 2008 (g)	September 30 2008	June 30 2008
Period-end Employees
Full-time employees
Retail Banking	22,093	22,459	9,304	9,160	9,450
Corporate & Institutional Banking	4,135	4,267	2,294	2,305	2,310
Asset Management Group	3,150	3,210	1,849	1,835	1,853
Residential Mortgage Banking	3,693	3,596
Global Investment Servicing	4,663	4,732	4,934	4,969	4,946
Distressed Assets Portfolio	131	110
Other
Operations & Technology	9,255	9,243	4,491	4,452	4,572
Staff Services and other	4,242	4,241	2,441	2,502	2,536

Total Other	13,497	13,484	6,932	6,954	7,108

Total full-time employees	51,362	51,858	25,313	25,223	25,667

Retail Banking part-time employees	5,199	5,375	2,347	2,340	2,352
Other part-time employees	1,509	1,562	561	566	586

Total part-time employees	6,708	6,937	2,908	2,906	2,938

Total National City legacy employees (g)			31,374

Total	58,070	58,795	59,595	28,129	28,605

The period-end employee statistics disclosed for each PNC legacy business reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. Global Investment Servicing statistics are presented on a legal entity basis.

(g)	National City’s legacy employees are included in the aggregate at December 31, 2008 but are included in the individual business segments as appropriate at June 30, 2009 and March 31, 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15
Retail Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions	June 30 2009 (b)	March 31 2009 (b)	December 31 2008	September 30 2008	June 30 2008	June 30 2009 (b)	June 30 2008
INCOME STATEMENT
Net interest income	$902	$921	$398	$394	$395	$1,823	$800
Noninterest income
Service charges on deposits	237	220	98	93	89	457	168
Brokerage	62	61	39	41	37	123	72
Consumer services	227	208	105	106	106	435	205
Other	38	31	28	27	32	69	155

Total noninterest income	564	520	270	267	264	1,084	600

Total revenue	1,466	1,441	668	661	659	2,907	1,400
Provision for credit losses	304	304	88	134	72	608	166
Noninterest expense	1,065	1,053	463	462	452	2,118	874

Pretax earnings	97	84	117	65	135	181	360
Income taxes	37	34	48	29	54	71	142

Earnings	$60	$50	$69	$36	$81	$110	$218

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$27,497	$27,639	$13,430	$13,320	$13,241	$27,568	$13,149
Indirect	4,039	4,120	2,070	2,034	2,071	4,079	2,048
Education	5,199	4,882	2,756	2,348	2,088	5,041	1,466
Credit cards	2,164	2,112	304	269	245	2,138	242
Other	1,726	1,858	473	473	481	1,792	464

Total consumer	40,625	40,611	19,033	18,444	18,126	40,618	17,369
Commercial and commercial real estate	12,542	12,740	5,039	5,103	5,031	12,640	5,189
Floor plan	1,379	1,510	994	919	1,039	1,444	1,028
Residential mortgage	2,114	2,252	1,914	1,995	2,074	2,183	2,103

Total loans	56,660	57,113	26,980	26,461	26,270	56,885	25,689
Goodwill and other intangible assets	5,784	5,807	5,328	5,335	5,208	5,796	5,051
Other assets	2,733	2,699	1,296	1,384	1,301	2,716	1,951

Total assets	$65,177	$65,619	$33,604	$33,180	$32,779	$65,397	$32,691

Deposits
Noninterest-bearing demand	$16,407	$15,819	$9,075	$9,390	$9,374	$16,115	$9,148
Interest-bearing demand	18,639	17,900	8,195	8,116	8,181	18,272	7,991
Money market	39,480	38,707	18,635	17,475	16,905	39,095	16,376

Total transaction deposits	74,526	72,426	35,905	34,981	34,460	73,482	33,515
Savings	6,896	6,484	2,637	2,719	2,775	6,691	2,684
Certificates of deposit	55,798	56,355	15,820	15,558	15,992	56,075	15,912

Total deposits	137,220	135,265	54,362	53,258	53,227	136,248	52,111
Other liabilities	38	82	362	400	366	60	388
Capital	8,790	8,376	3,420	3,354	3,350	8,584	3,281

Total funds	$146,048	$143,723	$58,144	$57,012	$56,943	$144,892	$55,780

PERFORMANCE RATIOS
Return on average capital	3%	2%	8%	4%	10%	3%	13%
Noninterest income to total revenue	38	36	40	40	40	37	43
Efficiency	73	73	69	70	69	73	62

(a)	See note (a) on page 14.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16
Retail Banking (Unaudited) (Continued)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2009 (a)	March 31 2009 (a)	December 31 2008	September 30 2008	June 30 2008	June 30 2009 (a)	June 30 2008
OTHER INFORMATION (b)
Credit-related statistics:
Commercial nonperforming assets	$246	$194	$122	$131	$121
Consumer nonperforming assets	115	86	68	48	42

Total nonperforming assets	$361	$280	$190	$179	$163

SOP 03-3 purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008	$1,367	$1,370	$1,398

Commercial net charge-offs	$93	$85	$48	$17	$31	$178	$74
Consumer net charge-offs	153	122	36	32	28	275	50

Total net charge-offs	$246	$207	$84	$49	$59	$453	$124

Commercial annualized net charge-off ratio	2.68%	2.42%	3.17%	1.12%	2.05%	2.55%	2.39%
Consumer annualized net charge-off ratio	1.44%	1.15%	.68%	.62%	.56%	1.30%	.52%
Total annualized net charge-off ratio	1.74%	1.47%	1.24%	.74%	.90%	1.61%	.97%

Other statistics:
ATMs	6,474	6,402	4,041	4,018	4,015
Branches (c)	2,606	2,585	1,141	1,135	1,146

Home equity portfolio credit statistics:
% of first lien positions (d)	35%	35%	37%	38%	38%
Weighted average loan-to-value ratios (d)	74%	74%	73%	73%	72%
Weighted average FICO scores (e)	728	727	726	726	725
Annualized net charge-off ratio	.80%	.34%	.58%	.54%	.50%	.57%	.42%
Loans 90 days past due	.72%	.65%	.62%	.49%	.49%

Customer-related statistics (f):
Retail Banking checking relationships	5,148,000	5,134,000	2,402,000	2,400,000	2,296,000
Retail online banking active customers	2,676,000	2,636,000	1,215,000	1,193,000	1,124,000
Retail online bill payment active customers	744,000	726,000	379,000	364,000	345,000

Brokerage statistics:
Financial consultants (g)	658	658	414	402	394
Full service brokerage offices	42	43	23	23	24
Brokerage account assets (billions)	$28	$26	$15	$16	$18

Managed credit card loans:
Loans held in portfolio	$2,202	$2,091	$330	$286	$255
Loans securitized	1,824	1,824

Total managed credit card loans	$4,026	$3,915	$330	$286	$255

Net charge-offs:
Securitized credit card loans	$37	$31				$68
Managed credit card loans	$88	$79	$3	$3	$2	$167	$4

Net charge-offs as a % of average loans (annualized):
Securitized credit card loans	8.14%	6.89%			7.52%
Managed credit card loans	8.89%	8.15%	3.93%	4.44%	3.28%	8.52%	3.32%

(a)	Includes the impact of National City, which we acquired on December 31, 2008.
(b)	Presented as of period-end, except for net charge-offs and annualized net charge-off ratios, which are for the three months and six months ended.
(c)	Excludes certain satellite branches that provide limited products and/or services.
(d)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited.
(e)	Represents the most recent FICO scores we have on file.
(f)	Amounts as of June 30, 2009 and March 31, 2009 include the impact of National City prior to application system conversions. These amounts may be refined subsequent to system conversions.
(g)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17
Corporate & Institutional Banking (Unaudited) (a)

	Three months ended						Six months ended
Dollars in millions, except as noted	June 30 2009 (b)	March 31 2009 (b)	December 31 2008		September 30 2008	June 30 2008	June 30 2009 (b)	June 30 2008
INCOME STATEMENT
Net interest income	$885	$1,023	$364		$322	$324	$1,908	$628
Noninterest income
Corporate service fees	236	218	127		169	154	454	287
Other	169	54	39		(51)	88	223	(34)

Noninterest income	405	272	166		118	242	677	253

Total revenue	1,290	1,295	530		440	566	2,585	881
Provision for credit losses	649	287	381		51	87	936	143
Noninterest expense	470	436	253		267	239	906	484

Pretax earnings (loss)	171	572	(104)		122	240	743	254
Income taxes (benefit)	60	213	(50)		33	81	273	70

Earnings (loss)	$111	$359	$(54)		$89	$159	$470	$184

AVERAGE BALANCE SHEET
Loans
Corporate	$42,777	$45,526	$21,685		$20,634	$20,500	$44,144	$19,710
Commercial real estate	15,726	15,646	6,043		5,767	5,381	15,686	5,260
Commercial - real estate related	3,886	4,267	3,233		3,085	3,029	4,075	2,937
Asset-based lending	6,401	7,021	5,556		5,321	5,241	6,710	5,108
Equipment lease financing	5,380	5,554	1,586		1,515	1,429	5,466	1,412

Total loans	74,170	78,014	38,103		36,322	35,580	76,081	34,427
Goodwill and other intangible assets	3,512	3,376	3,210		3,172	3,151	3,444	3,106
Loans held for sale	1,890	1,710	1,701		1,897	2,204	1,801	2,311
Other assets	7,507	8,217	6,999		5,963	5,928	7,860	6,099

Total assets	$87,079	$91,317	$50,013		$47,354	$46,863	$89,186	$45,943

Deposits
Noninterest-bearing demand	$18,732	$17,108	$9,144		$8,224	$8,082	$17,924	$8,124
Money market	9,495	7,932	6,059		5,905	5,843	8,718	5,651
Other	7,520	7,408	3,583		3,151	2,960	7,464	2,888

Total deposits	35,747	32,448	18,786		17,280	16,885	34,106	16,663
Other liabilities	9,765	10,148	6,101		5,094	4,848	9,956	5,224
Capital	7,816	7,684	3,388		3,188	2,857	7,751	2,884

Total funds	$53,328	$50,280	$28,275		$25,562	$24,590	$51,813	$24,771

PERFORMANCE RATIOS
Return on average capital	6%	19%	(6	) %	6%	7%	12%	13%
Noninterest income to total revenue	31	21	31		27	43	26	29
Efficiency	36	34	48		61	42	35	55

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$269	$270	$247		$248	$244	$269	$243
Acquisitions/additions	11	5	28		7	11	16	16
Repayments/transfers	(11)	(6)	(5)		(8)	(7)	(16)	(11)

End of period	$269	$269	$270		$247	$248	$269	$248

OTHER INFORMATION
Consolidated revenue from: (c)
Treasury Management	$285	$275	$149		$141	$137	$559	$274
Capital Markets	$148	$43	$76		$80	$104	$190	$180
Commercial mortgage loans held for sale (d)	$63	$22	$35		$(56)	$49	$85	$(94)
Commercial mortgage loan servicing (e)	76	72	19		55	56	148	105

Commercial mortgage banking activities	$139	$94	$54		$(1)	$105	$233	$11
Total loans (f)	$71,077	$75,886	$28,996		$28,232	$26,075
Nonperforming assets (f)	$2,317	$1,862	$1,173		$640	$516
SOP 03-3 purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008 (f)	$1,591	$1,747	$1,806
Net charge-offs	$322	$170	$116		$69	$51	$492	$83
Net carrying amount of commercial mortgage servicing rights (f)	$895	$874	$654		$698	$681

(a)	See note (a) on page 14.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	Represents consolidated PNC amounts.
(d)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(e)	Includes net interest income and noninterest income from loan servicing and ancillary services.
(f)	Presented as of period end. Amounts at December 31, 2008 do not include the impact of National City, except SOP 03-3 purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18
Asset Management Group (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2009 (b)	March 31 2009 (b)	December 31 2008	September 30 2008	June 30 2008	June 30 2009 (b)	June 30 2008
INCOME STATEMENT
Net interest income	$75	$96	$36	$32	$31	$171	$63
Noninterest income	151	154	93	110	116	305	229

Total revenue	226	250	129	142	147	476	292
Provision for credit losses	46	17	4		1	63	2
Noninterest expense	167	170	89	100	91	337	176

Pretax earnings	13	63	36	42	55	76	114
Income taxes	5	24	14	15	21	29	43

Earnings	$8	$39	$22	$27	$34	$47	$71

AVERAGE BALANCE SHEET
Loans
Consumer	$3,936	$3,851	$2,289	$2,208	$2,088	$3,894	$2,022
Commercial and commercial real estate	1,713	1,761	588	582	608	1,737	570
Residential mortgage	1,114	1,153	64	66	67	1,133	66

Total loans	6,763	6,765	2,941	2,856	2,763	6,764	2,658
Goodwill and other intangible assets	390	404	33	40	41	397	41
Other assets	269	256	165	194	175	263	188

Total assets	$7,422	$7,425	$3,139	$3,090	$2,979	$7,424	$2,887

Deposits
Noninterest-bearing demand	$988	$1,260	$788	$1,038	$755	$1,123	$803
Interest-bearing demand	1,563	1,544	728	661	724	1,554	706
Money market	3,214	3,327	2,123	1,942	1,898	3,270	1,676

Total transaction deposits	5,765	6,131	3,639	3,641	3,377	5,947	3,185
Certificates of deposit and other	1,090	1,292	684	746	456	1,191	462

Total deposits	6,855	7,423	4,323	4,387	3,833	7,138	3,647
Other liabilities	104	116	10	12	9	109	13
Capital	580	576	271	271	268	578	238

Total funds	$7,539	$8,115	$4,604	$4,670	$4,110	$7,825	$3,898

PERFORMANCE RATIOS
Return on average capital	6%	27%	32%	40%	51%	16%	60%
Noninterest income to total revenue	67	62	72	77	79	64	78
Efficiency	74	68	69	70	62	71	60

OTHER INFORMATION
Total nonperforming assets (c)	$108	$68	$5	$3	$3
SOP 03-3 purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008 (c)	$221	$223	$225
Total net charge-offs	$21	$11		$1		$32	$1

ASSETS UNDER ADMINISTRATION (in billions) (c) (d)
Assets under management
Personal	$62	$59	$38	$44	$46
Institutional	36	37	19	20	21

Total	$98	$96	$57	$64	$67

Asset Type
Equity	$42	$38	$26	$34	$36
Fixed income	32	32	19	18	18
Liquidity/Other	24	26	12	12	13

Total	$98	$96	$57	$64	$67

Nondiscretionary assets under administration
Personal	$26	$26	$23	$28	$29
Institutional	98	94	64	77	81

Total	$124	$120	$87	$105	$110

Asset Type
Equity	$46	$41	$34	$43	$47
Fixed income	25	25	19	25	26
Liquidity/Other	53	54	34	37	37

Total	$124	$120	$87	$105	$110

(a)	See note (a) on page 14. Amounts for the 2008 periods reflect the legacy PNC wealth management business previously included in Retail Banking.
(b)	Includes the impact of National City, which we acquired on December 31, 2008.
(c)	As of period-end.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19
Residential Mortgage Banking (Unaudited) (a)

	Three months ended		Six months ended
Dollars in millions, except as noted	June 30 2009	March 31 2009	June 30 2009
INCOME STATEMENT
Net interest income	$80	$82	$162
Noninterest income
Loan servicing revenue
Servicing fees	42	59	101
Net MSR hedging gains	58	202	260
Loan sales revenue	152	175	327
Other	(7)	2	(5)

Total noninterest income	245	438	683

Total revenue	325	520	845
Provision for (recoveries of) credit losses	8	(9)	(1)
Noninterest expense	176	173	349

Pretax earnings	141	356	497
Income taxes	53	135	188

Earnings	$88	$221	$309

AVERAGE BALANCE SHEET
Portfolio loans	$1,834	$1,429	$1,633
Loans held for sale	2,766	2,693	2,730
Mortgage servicing rights	1,343	1,164	1,254
Other assets	2,648	1,933	2,292

Total assets	$8,591	$7,219	$7,909

Deposits and borrowings	$5,899	$4,761	$5,333
Other liabilities	1,514	1,421	1,468
Capital	1,282	1,270	1,276

Total funds	$8,695	$7,452	$8,077

PERFORMANCE RATIOS
Return on average capital	28%	71%	49%
Efficiency	54%	33%	41%

OTHER INFORMATION
Servicing portfolio for others (in billions) (b)	$161	$168
Fixed rate	87%	87%
Adjustable rate/balloon	13%	13%
Weighted average interest rate	5.94%	5.99%
MSR capitalized value (in billions)	$1.5	$1.0
MSR capitalization value (in basis points)	90	62
Weighted average servicing fee (in basis points)	30	30
Loan origination volume (in billions)	$6.4	$6.9	$13.3
Percentage of originations represented by:
Agency and government programs	98%	97%	98%
Refinance volume	74%	83%	79%
Total nonperforming assets (b)	$285	$267
SOP 03-3 purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008 (b)	$531	$533

(a)	See note (a) on page 14.
(b)	As of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20
Global Investment Servicing (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2009	March 31 2009	December 31 2008	September 30 2008	June 30 2008	June 30 2009	June 30 2008
INCOME STATEMENT
Servicing revenue	$199	$205	$222	$243	$244	$404	$482
Operating expense	170	175	174	187	186	345	367

Operating income	29	30	48	56	58	59	115
Debt financing	3	5	8	7	8	8	19
Nonoperating income (b)	(8)	(10)		1	1	(18)	2

Pretax earnings	18	15	40	50	51	33	98
Income taxes	6	5	15	16	18	11	35

Earnings	$12	$10	$25	$34	$33	$22	$63

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,294	$1,297	$1,301	$1,306	$1,305
Other assets	1,589	1,182	3,977	3,195	1,301

Total assets	$2,883	$2,479	$5,278	$4,501	$2,606

Debt financing	$792	$825	$850	$885	$935
Other liabilities	1,388	959	3,737	2,927	1,005
Shareholder’s equity	703	695	691	689	666

Total funds	$2,883	$2,479	$5,278	$4,501	$2,606

PERFORMANCE RATIOS
Return on average equity	7%	6%	14%	20%	20%	6%	20%
Operating margin (c)	15	15	22	23	24	15	24

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions) (d)
Domestic	$699	$645	$764	$806	$862
Offshore	75	67	75	101	126

Total	$774	$712	$839	$907	$988

Asset type (in billions) (d)
Money market	$341	$345	$431	$387	$400
Equity	249	199	227	308	358
Fixed income	107	99	103	116	126
Other	77	69	78	96	104

Total	$774	$712	$839	$907	$988

Custody fund assets (in billions)	$399	$361	$379	$415	$471

Shareholder accounts (in millions)
Transfer agency	13	13	14	17	19
Subaccounting	62	62	58	56	55

Total	75	75	72	73	74

(a)	See note (a) on page 14.
(b)	Net of nonoperating expense.
(c)	Total operating income divided by servicing revenue.
(d)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21
Distressed Assets Portfolio (Unaudited) (a)

	Three months ended		Six months ended
Dollars in millions, except as noted	June 30 2009	March 31 2009	June 30 2009
INCOME STATEMENT
Net interest income	$295	$331	$626
Noninterest income	39	13	52

Total revenue	334	344	678
Provision for credit losses	30	259	289
Noninterest expense	55	80	135

Pretax earnings	249	5	254
Income taxes	94	2	96

Earnings	$155	$3	$158

AVERAGE BALANCE SHEET
Commercial lending:
Commercial	$182	$198	$190
Commercial real estate:
Real estate projects	2,950	3,113	3,031
Commercial mortgage	112	93	102
Equipment lease financing	819	858	839

Total commercial lending	4,063	4,262	4,162
Consumer lending:
Consumer:
Home equity lines of credit	5,027	5,311	5,168
Home equity installment loans	2,041	2,542	2,291
Other consumer	15	8	11

Total consumer	7,083	7,861	7,470
Residential real estate:
Residential mortgage	5,993	6,112	6,052
Residential construction	4,773	5,073	4,922

Total residential real estate	10,766	11,185	10,974

Total consumer lending	17,849	19,046	18,444

Total portfolio loans	21,912	23,308	22,606
Other assets	1,867	1,509	1,689

Total assets	$23,779	$24,817	$24,295

Deposits	$49	$45	$47
Other liabilities	109	107	107
Capital	1,619	1,570	1,595

Total funds	$1,777	$1,722	$1,749

OTHER INFORMATION
Nonperforming assets (b)	$1,307	$933
SOP 03-3 purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008 (b)	$8,758	$8,866
Net charge-offs	$197	$51	$248
Net charge-offs as a percentage of portfolio loans (annualized)	3.61%	.89%	2.21%

LOANS (in billions) (b)
Brokered home equity	$6.9	$7.1
Retail mortgages	5.8	6.4
Residential development	3.6	3.5
Non-prime mortgages	1.9	2.0
Completed construction	1.3	.9
Construction	.9	1.5
Cross-border leases	.8	.8

Total	$21.2	$22.2

(a)	See note (a) on page 14.
(b)	As of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the carrying amount by the allowance for loan losses associated with such loan or, if the market value is less than its carrying amount, by the amount of that difference.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Custody assets - Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; other short-term investments; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Efficiency - Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Fair value - The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired (SOP 03-3) loans - Acquired loans determined to be credit impaired under AICPA Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers and construction customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount - A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Other-than-temporary impairment - When the fair value of a debt security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However, if we do not intend to sell the security and it is not more likely that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains / (losses), net – We have elected to measure acquired residential mortgage servicing rights (MSRs) at fair value under SFAS 159. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion, divided by average common shareholders’ equity.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights – An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 25

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity less noncontrolling interests.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.